CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 28, 2006 accompanying the financial statements of Insured Municipals Income Trust, 139th Insured Multi-Series as of February 28, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       Grant Thornton LLP

New York, New York
June 26, 2006